SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

PLANDAÍ BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51206 Commission File Number	20-1389815 (I.R.S. Employer Identification Number)

2990 Litchfield Road, Suite 5, Goodyear, Arizona 85395
(Address of Principal Executive Offices and Zip Code)

(602) 561-7549
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant’s Certifying Accountant.

By letter dated October 6, 2015, the Commission informed the Company that a previous auditor, Mr. Terry Johnson, was permanently suspended from practicing as an accountant on behalf of any publicly traded company or other entity regulated by the SEC.

The Company formerly engaged Mr. Johnson to audit the Company’s financial statements for the fiscal year ended June 30, 2014, and Mr. Johnson issued an audit opinion concerning that filing. The Company is currently having the 2014 annual audit re-audited by its current independent auditing firm, Cutler & Co., whose engagement was disclosed on Form 8-K on September 25, 2015.

Prior to Mr. Johnson’s suspension, he did not issue a report containing an adverse opinion or a disclaimer of opinion, or an opinion that was qualified or modified as to uncertainty, audit scope, or accounting principles. Further, there were no disagreements between the Company and Mr. Johnson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mr. Johnson, would have caused him to make reference to the subject matter of the disagreement(s) in connection with his report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 9, 2015

PLANDAI BIOTECHNOLOGY, INC.

By: /s/ Roger Duffield

Roger Duffield

Chief Executive Officer

(Principal Executive Officer & Principal Accounting Officer)

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